EXHIBIT 10.28

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                              AGREEMENT AND RELEASE

For good and valuable consideration, receipt of which is hereby acknowledged, Charles Fernald (hereinafter referred to as "Employee") and Chemical Leaman Corporation together with each and every one of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, assigns, directors, officers, employees and agents whether present or former (hereinafter collectively referred to as the "Employer"), hereby agree as follows:

1. In view of the change in operation at the Employer, the Employee hereby voluntarily accepts a paid Leave of Absence with Employer effective Friday, June 17, 1994.

2. The Employee agrees that he will treat as confidential all knowledge and information obtained by him during the course of his employment regarding the Employer's existing, planned or anticipated method of doing business, operation or marketing or selling strategies, and that he will not disclose, disseminate, reproduce, retain, utilize or otherwise make available in any manner whatsoever any such confidential or proprietary information to any person, firm, corporation or other entity without the prior written consent of Employer. The Employee further acknowledges and agrees that all designs, papers and/or other records of any kind in his possession pertaining to his work for the Employer are the sole and exclusive property of the Employer, and shall be delivered into the possession of the Employer concurrently with the

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     delivery of this Agreement.

3. The Employee agrees that he shall not directly or indirectly, reveal, divulge, disseminate, disclose or appropriate for his own use or for the use of any third party any trade secrets or confidential information of the company to any individual, firm, person or corporation.

4. The Employee further agrees that he shall not solicit customers of the Employer for any purpose other than to seek job leads, to network, or for references. The Employee further agrees that he shall not contact any employees of the Employer for the purpose of soliciting the employees to accept employment with any other individual, person, firm, corporation or business entity except with the prior written consent of the Employer.

5. The Employee agrees that he shall cooperate with Employer in the future should the Employer need information, testimony or other material relating to the Employee's employment with the Employer. The Employer agrees to reimburse the Employee for any expenses incurred or loss suffered as a result of providing such cooperation.

6. The Employer shall provide Employee with benefits and compensation set forth in Exhibit "A" attached hereto and incorporated herein.

7. In consideration for the foregoing, the Employee (for himself and anyone who has or may have a claim by or through him) hereby releases and discharges the Employer from any and all


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     suits, causes of action, claims, demands, charges, complaints, obligations or any actions of any sort whatsoever, whether in law or equity, direct or indirect, which the Employee ever had, now has, or hereinafter can or may have against the Employer relating to or in any way arising out of any aspect of his employment with and/or his separation from employment with the Employer. This Release specifically includes but is not limited to any and all claims for wrongful discharge, breach of contract (whether express or implied), any and all forms of employment discrimination in violation of any federal, state or local statute or ordinance or executive order or common law doctrine (including but not limited to claims for discrimination on the basis of race, color, religion, sex, national origin, age and/or mental or physical handicap, whether asserted under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., the Civil Rights Act of 1870, 42 U.S.C. Section 1981, The Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Section 621 et seq., The Rehabilitation Act of 1972, as amended, 29 U.S.C. Section 701 et seq., and/or under any other applicable federal, state or local antidiscrimination law or common law doctrine), any and all suits in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or with prospective economic distress, and negligence) and/or any and all other claims for additional compensation or damages of whatsoever kind arising



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     in connection with the Employee's employment and/or separation from employment with the Employer. In addition, this Agreement and Release specifically includes all claims for costs and/or attorneys' fees, if any, incurred by the Employee in connection with any aspect of his employment relationship and/or his separation from employment with the Employer.

8. The Employee specifically understands and hereby agrees that the provisions of this Agreement and Release extend to all of the aforementioned actions, whether presently matured or not matured, known or unknown, suspected or unsuspected by him, and further agrees that this constitutes an essential material term of this Agreement. The Employer and Employee understand and acknowledge that this Agreement and Release constitutes a binding legal contract, and expressly consent that the Agreement shall be given full force and effect according to each and all of its express terms and provisions.

9. Employee agrees that the terms of this Agreement and Release are confidential and will be discussed by the Employee only with counsel, and if the Employee so chooses, with members of his immediate family. Under no circumstances may the terms of this Agreement, or its acceptance or rejection, be discussed by the Employee, the Employee's counsel, or any members of the Employee's immediate family, with any other individual. Breach of this Agreement shall, at Employer's option, negate the terms of this Agreement.

10.  It is specifically understood and agreed that this Agreement



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     and Release shall not in any way be construed as an admission that the
     Employer has violated any federal, state or local law or common law duty, or that any action taken by the Employer with respect to the Employee has been unwarranted, unjustified, discriminatory or otherwise unlawful.

11. It is specifically understood and agreed that the provisions of this Agreement and Release are severable, and that, if any provision of this Agreement and Release or if the application thereof under any circumstances if found to be invalid or unenforceable, all other provisions that can be given effect without the invalid or unenforceable provision shall remain valid and enforceable.

12. The Employee hereby acknowledges that he is acting of his own free will, that he has been afforded a period of not less than twenty-one (21) days within which to read and consider the terms of this Agreement and Release, that he has been encouraged to seek the advice of counsel with respect to this Agreement and Release, and that he fully understands all of the provisions and effects of this document. In addition, the Employee hereby acknowledges that neither the Employer nor any of its agents, representatives, or attorneys have made any representations concerning the terms of this Agreement and Release other than those contained herein.

13. The Employee acknowledges that he is fully aware that he remains free to revoke this Agreement and Release for a period of seven (7) days following the execution by him of this


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     Agreement and Release, by providing written notice to the Employer of his intention to revoke within the seven (7) day period in question. The Employee further understands that this Agreement shall not become effective or enforceable until the seven (7) day revocation period has expired.


                                      /s/ Charles E. Fernald
                                     ----------------------------
                                             Employee



Sworn and Subscribed to before me
this 10th day of June, 1994.

/s/ LINDA M. EPPOLITO
--------------------------------
         Notary Public

                                    CHEMICAL LEAMAN CORPORATION

                                    By: /s/ DENNIS R. COPELAND
                                       -------------------------
                                       DENNIS R. COPELAND

                                    Title: V.P. Human Resources &
                                           Labor Relations

Sworn and Subscribed to before me

this 9th day of June, 1994.

/s/ JEANNE M. EELDYK
--------------------------------
      Notary Public



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                                 APPENDIX "A"

1.   Last day worked will be Friday, June 17, 1994.

2. A bonus of $90,000 will be paid to the Employee upon acceptance of this agreement.

3. Employee will begin a paid Leave of Absence starting June 18, 1994 and will be paid as follows:

     a. June 18, 1994 to June 17, 1995;    $131,729
     b. June 18, 1995 to June 17, 1996;    $100,000
     c. June 18, 1996 to June 17, 1997;    $100,000
     d. June 18, 1997 to June 17, 1998;    $100,000
     e. June 18, 1998 through December 31, 2004 $10,000 per year checks will be paid on a normal pay date cycle and mailed to your home.

4. In return for the above the Employee agrees to make himself available a minimum of ten (10) days per month during the first four years and as requested thereafter.

5. Since this is a paid Leave of Absence pension credit will be accumulated toward retirement.

6. If the Employee obtains paid employment at any time during the second, third or fourth year, the amount to be received will be reduced to $50,000 per year. (If the employment is for a non-profit organization or self-employed, e.g. consulting, and the compensation is less than $50,000, the $100,000 referred to in item two (2) will not be reduced.) If that amount has been exceeded in the year in which other employment is obtained then the payments for that year will cease at the date of employment.

7. Benefits will be continued during the paid Leave of Absence except if other employment is obtained in which benefits are offered, benefits under the Chemical Leaman Corporation plan will cease.

8.   Long term disability and short term disability cease as of June 18, 1994.

9. The split dollar policy including cash value will be turned over to the employee.

10. The DBO policy is no longer applicable to the Employee effective June 18, 1994.

11. Vacation Pay: You will be entitled to six (6) weeks of vacation to be paid in a lump sum after June 17, 1994.



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12.  Personal Holiday: You are entitled to one (1) personal holiday for 1994 if this has not yet been taken.

13. 401(k): 401(k) contributions can only be deducted through your last day of active employment which is June 17, 1994.

14. Outplacement: You are eligible to participate in a program at Chemical Leaman's expense to assist you in finding other employment. Any questions pertaining to outplacement should be discussed with Dennis Copeland.

15. Please address any questions regarding benefits to Jean Martin in the Human Resource Department.



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